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Exhibit 5.1

4th November 2003

The Board of Directors AXIS Capital Holdings Limited 106 Pitts Bay Road Pembroke HM 08 Bermuda	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	441 299 4965 gcollis@cdp.bm GBRC/dhm/376022/89961/CD

AXIS Capital Holdings Limited (the "Company")

Dear Sirs:

        We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-8 filed with the Securities and Exchange Commission (the "Commission") on November 4, 2003 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of 13,588,699 common shares, par value US $0.0125 per share (the "Common Shares"), issuable pursuant to Company's 2003 Long-Term Equity Compensation Plan, 2003 Directors Long-Term Equity Compensation Plan, and a nonqualified stock option agreement between the Company and Robert J. Newhouse, Jr. dated December 31, 2002 (the "Benefit Plans").

        For the purposes of giving this opinion, we have examined a copy of the Registration Statement and the Benefit Plans. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on November 4, 2003, copies of minutes of meetings of the Board of Directors of the Company held on December 12, 2002, March 14, 2003 and May 8, 2003, certified by the Secretary of the Company on November 4, 2003 (the "Resolutions") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

        We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been rescinded or amended, (e) that, upon the issue of any Common Shares, the Company will receive consideration equal to at least the par value thereof, (f) that at the time of issue of any Common Shares, the Bermuda Monetary Authority will not have revoked or amended its consent to the issue of the Common Shares, and (g) that the Company will have sufficient authorised capital to effect the issue of each Common Share when issued.

        We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

        On the basis of, and subject to, the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
When issued and paid for in accordance with the terms of the Benefit Plans, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

        We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

CONYERS DILL & PEARMAN

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  Exhibit 5.1